Exhibit 4.2

AON CORPORATION
Company

the Guarantors party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee

SECOND AMENDED AND RESTATED INDENTURE

(Supplemental Indenture Amending and Restating the

Amended and Restated Indenture dated as of April 2, 2012)

Dated as of April 1, 2020

Debt Securities

CROSS-REFERENCE SHEET(1)

BETWEEN

Provisions of Sections 310 through 318(a) of the Trust Indenture Act of 1939 and the within Indenture among Aon Corporation, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee:

SECTION OF ACT	SECTION OF INDENTURE
310(a)(1) and (2)	7.09
310(a)(3) and (4)	Not applicable
310(b)	7.8 and 7.10(b)
310(c)	Not applicable
311(a) and (b)	7.13
311(c)	Not applicable
312(a)	5.01 and 5.02(a)
312(b) and (c)	5.02(b) and (c)
313(a)	5.04(a)
313(b)(1)	Not applicable
313(b)(2)	5.04(b)
313(c)	5.04(c)
313(d)	5.04(d)
314(a)	5.03
314(b)	Not applicable
314(c)(1) and (2)	17.04
314(c)(3)	Not applicable
314(d)	Not applicable
314(e)	17.04
314(f)	Not applicable
315(a),(c) and (d)	7.01
315(b)	6.07

315(e)	6.08
316(a)(1)	6.01 and 6.06
316(a)(2)	Omitted
316(a) last sentence	8.04
316(b)	6.04
317(a)	6.02
317(b)	4.03(a)
318(a)	17.06

_____________

(1) This Cross-Reference Sheet is not part of the Indenture.

CONTENTS

i

Section 17.05. Legal Holidays	66
Section 17.06. Trust Indenture Act to Control	66
Section 17.07. Execution in Counterparts	66
Section 17.08. New York Contract	66
Section 17.09. Separability	66
Section 17.10. Assignment	66
Section 17.11. Waiver of Jury Trial	67
Section 17.12. Force Majeure	67

THIS SECOND AMENDED AND RESTATED INDENTURE, dated as of April 1, 2020 (this "Indenture"), among Aon Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), Aon plc (formerly known as Aon Limited), a public limited company duly organized and existing under the laws of Ireland (hereinafter sometimes called "Aon Ireland"), Aon plc, a public limited company duly organized and existing under the laws of England and Wales and to be converted into a limited company and renamed Aon Global Limited (hereinafter sometimes called the "Aon UK"), Aon Global Holdings Limited, a limited company duly organized and existing under the laws of England and Wales and to be converted into a public limited company and renamed Aon Global Holdings plc (hereinafter, sometimes called "AGH" and, together with Aon Ireland and Aon UK, the "Guarantors" and each, a "Guarantor"), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly incorporated, and existing under the laws of the United States of America (hereinafter sometimes called the "Trustee", which term shall include any successor trustee appointed pursuant to Article Seven), is a supplemental indenture amending and restating the Original Indenture (as defined below).

WITNESSETH:

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the "Securities" or, in the singular, "Security") evidencing its unsecured indebtedness and has executed and delivered to the Trustee an indenture, dated as of September 10, 2010, as amended and restated on April 2, 2012 (the "Original Indenture");

WHEREAS, the Company has completed a reorganization of its corporate structure (the "Reorganization") in which pursuant to the effectiveness of a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006, Aon UK has become a direct wholly owned subsidiary of Aon Ireland and, as a result thereof, the Company is now (i) an indirect wholly owned subsidiary of Aon Ireland and Aon UK and (ii) a direct wholly owned subsidiary of AGH;

WHEREAS, in connection with the Reorganization, each of Aon Ireland and AGH desires to guarantee certain obligations under the Original Indenture and the Securities;

WHEREAS, to, among other things, effect such guarantee by Aon Ireland and AGH, the Company and the Guarantors desire to execute a supplemental indenture to the Original Indenture pursuant to Section 10.01 thereof by amending and restating herein the Original Indenture in its entirety; and

WHEREAS, each of the Company, Aon UK, AGH and Aon Ireland represents that all acts and things necessary to present a valid and binding supplemental indenture and agreement according to its terms, have been done and performed, and the execution as a supplemental indenture to the Original Indenture by each of the Company, Aon Ireland, Aon UK and AGH has in all respects been duly authorized, and each of the Company, Aon Ireland, Aon UK and AGH, in the exercise of legal rights and power in it vested, is executing this Indenture.

NOW, THEREFORE, the Reorganization having been completed, and effective immediately as of the time of such completion, each of the Company, Aon UK, AGH and Aon Ireland covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE ONE
DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section (except as herein otherwise expressly, provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 and the Securities Act of 1933, as amended, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in the Trust Indenture Act of 1939 and in said Securities Act as in force at the date of this Indenture as originally executed.

ADDITIONAL AMOUNTS

The term "Additional Amounts" shall mean any additional amounts which are required by a Security or by or pursuant to a supplemental indenture or Board Resolution under circumstances specified therein, to be paid by the Company in respect of certain taxes, assessments or governmental charges imposed on certain Holders of Securities and which are owing to such Holders of Securities.

AUTHORIZED NEWSPAPER

The term "Authorized Newspaper" shall mean a newspaper in an official language of the country of publication of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

BOARD OF DIRECTORS

The term "Board of Directors", with respect to the Company, shall mean the board of directors of the Company, the executive committee of the Company or any other committee duly authorized to exercise the powers and authority of the board of directors of the Company with respect to this Indenture or any Security.

The term "Board of Directors", with respect to a Guarantor, shall mean the board of directors (or comparable governing body) of such Guarantor, the executive committee of such Guarantor or any other committee duly authorized to exercise the powers and authority of the board of directors (or comparable governing body) of such Guarantor with respect to this Indenture, including the Guarantee.

BOARD RESOLUTION

The term "Board Resolution", with respect to the Company, shall mean a resolution certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted by, or pursuant to the authority of, the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

The term "Board Resolution", with respect to a Guarantor, shall mean a written resolution signed by all the directors of such Guarantor or a resolution certified by the Secretary or any Assistant Secretary (or, in each case, any other officer serving the functions customarily associated with such titles) of such Guarantor to have been duly adopted by, or pursuant to the authority of, the Board of Directors of such Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

BUSINESS DAY

The term "Business Day" shall mean, with respect to any Security, a day (other than a Saturday or Sunday) that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified on the face of the form of such Security, is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close.

CLOSING PRICE

The term "Closing Price" of the Common Stock shall mean the last reported sale price of such stock as shown on the Composite Tape of the NYSE (or, if such stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading), or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE (or, if such stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading), or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if such stock is not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.

COMMON DEPOSITARY

The term "Common Depositary" shall have the meaning specified in Section 2.06.

COMMON STOCK

The term "Common Stock" shall mean the Class A Ordinary Shares, nominal value of $150.00 per share, of Aon Ireland authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock, and in any such case including any shares thereof authorized after the date of this Indenture, and any other shares of Aon Ireland which do not have any priority in the payment of dividends or upon liquidation over any other class of shares.

COMPANY

The term "Company" shall mean the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

COMPANY ORDER

The term "Company Order" means a written order signed in the name of the Company by the President or any Executive Vice President or any Vice President or the Treasurer of the Company and by the Secretary or any Assistant Secretary of the Company.

CONVERSION AGENT

The term "Conversion Agent" shall mean any Person authorized by the Company to receive Securities to be converted into Common Stock on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the Securities on its behalf. The Company may at any time from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

CONVERSION PRICE

The term "Conversion Price" shall mean, with respect to any series of Securities which are convertible into Common Stock, the price per share of Common Stock at which the Securities of such series are so convertible as set forth in the Board Resolution with respect to such series (or in any supplemental indenture entered into pursuant to Section 10.01(g) with respect to such series), as the same may be adjusted from time to time in accordance with Section 14.03 (or such supplemental indenture).

CORPORATE TRUST OFFICE

The term "Corporate Trust Office" means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 N. LaSalle Street, 7th Floor, Chicago, Illinois 60602 Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

COUPON

The term "coupon" shall mean any interest coupon appertaining to a Security.

COUPON SECURITY

The term "Coupon Security" shall mean any Security authenticated and delivered with one or more coupons appertaining thereto.

COVENANT DEFEASANCE

The term "covenant defeasance" shall have the meaning specified in Section 13.03.

CURRENT MARKET PRICE

The term "Current Market Price" on any date shall mean the average of the daily Closing Prices per share of Common Stock for any thirty (30) consecutive Trading Days selected by the Company prior to the date in question, which thirty (30) consecutive Trading Day period shall not commence more than forty-five (45) Trading Days prior to the day in question; provided that with respect to Section 14.03(c), the "Current Market Price" of the Common Stock shall mean the average of the daily Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date of the distribution referred to in Section 14.03(c) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).

DEFEASANCE

The term "defeasance" shall have the meaning specified in Section 13.02.

EVENT OF DEFAULT

The term "Event of Default" shall mean any event specified as such in Section 6.01.

EXCHANGE ACT

The term "Exchange Act" shall mean the Securities Exchange Act of 1934.

GOVERNMENT OBLIGATION

The term "Government Obligation" shall have the meaning specified in Section 13.04.

GUARANTEE

The term "Guarantee" shall mean the obligation of the Guarantors set forth in Article Sixteen.

GUARANTOR

The term "Guarantor" or "Guarantors" shall have the meaning specified in the first paragraph of this Indenture, unless a successor Person(s) shall have become such pursuant to the applicable provisions of the Indenture, and thereafter the term "Guarantor" or "Guarantors" shall mean such successor Person(s).

HOLDER

The terms "Holder", "Holder of Securities", "Securityholder" or other similar terms, shall mean (a) in the case of any Registered Security, the person in whose name at the time such Security is registered on the registration books kept for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the bearer of such Security.

INDENTURE

The term "Indenture" shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

INTEREST

The term "Interest" shall mean, when used with respect to non-interest bearing Securities, interest payable on or after maturity.

INTEREST PAYMENT DATE

The term "Interest Payment Date", when used with respect to any Security, means the stated maturity of an installment of interest on such Security.

NYSE

The term "NYSE" shall mean the New York Stock Exchange.

OFFICERS' CERTIFICATE

The term "Officers' Certificate", with respect to the Company, shall mean a certificate signed by the Chairman of the Board of Directors of the Company or the President or any Executive Vice President or any Vice President or the Treasurer of the Company and by the Secretary or any Assistant Secretary of the Company.

The term "Officers' Certificate", with respect to a Guarantor, shall mean a certificate signed by a director of such Guarantor, the Chairman of the Board of Directors of such Guarantor or the President or any Executive Vice President or any Vice President or the Treasurer of such Guarantor and by the Secretary or any Assistant Secretary of such Guarantor (or, in each case, any other officer serving the functions customarily associated with such titles).

OPINION OF COUNSEL

The term "Opinion of Counsel" shall mean an opinion in writing, reasonably acceptable to the Trustee, signed by legal counsel, who may be an employee of or counsel to the Company or any Guarantor, or who may be other counsel.

ORIGINAL ISSUE DISCOUNT SECURITIES

The term "Original Issue Discount Securities" shall mean any Securities which are initially sold at a discount from the principal amount thereof and which provide upon Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

OUTSTANDING

The term "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 8.01 and Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided, that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three, or provisions satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities in lieu of and in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide Holders in due course in whose hands such Securities are valid obligations of the Company; and

(d) Securities which have been defeased pursuant to Section 13.02.

PERSON

The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLACE OF PAYMENT

The term "Place of Payment", when used with respect to the Securities of any series, means the office or agency of the Company in the Borough of Manhattan, The City of New York, designated and maintained by the Company pursuant to Section 4.02 and such other place or places where the principal of (and premium, if any) and interest (and Additional Amounts, if any) on the Securities of that series are payable as specified as contemplated by Section 2.01.

REGISTERED SECURITY

The term "Registered Security" shall mean any Security registered on the Security registration books of the Company.

REGULAR RECORD DATE

The term "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Sections 2.01 and 2.04.

RESPONSIBLE OFFICER

The term "responsible officer" when used with respect to the Trustee shall mean any vice president, assistant treasurer, trust officer, assistant vice president, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

SECURITY REGISTER AND SECURITY REGISTRAR

The term "Security Register" and "Security Registrar" shall have the respective meanings specified in Section 2.05.

TRADING DAY

The term "Trading Day" shall mean, with respect to the Common Stock, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

TRUST INDENTURE ACT OF 1939

Except as otherwise provided in Section 10.03, the term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed.

UNITED STATES

The term "United States" shall mean the United States of America, its territories, possessions and other areas subject to its jurisdiction, including the Commonwealth of Puerto Rico.

UNREGISTERED SECURITY

The term "Unregistered Security" shall mean any Security other than a Registered Security.

U.S. DEPOSITARY

The term "U.S. Depositary" shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the Person designated as U.S. Depositary by the Company pursuant to Section 2.01, which must be a clearing agency registered under the Exchange Act, as amended, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each Person who is then a U.S. Depositary hereunder, and if at any time there is more than one such Person, "U.S. Depositary" shall mean the U.S. Depositary with respect to the Securities of that series.

U.S. DOLLAR

The term "U.S. Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

U.S. PERSON

The term "U.S. person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is subject to U.S. Federal income tax regardless of its source.

ARTICLE TWO
ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officers' Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.05, 2.06, 2.07, 3.02 or 10.04);

(3) whether any Securities of the series are to be issuable in whole or in part in permanent global form with or without coupons and, if so, (a) whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.05, and (b) the name of the Common Depositary or the U.S. Depositary, as the case may be, with respect to any global Security;

(4) the date or dates on which the principal of the Securities of the series is payable;

(5) the rate or rates, which may be fixed or variable, at which the Securities of the series shall bear interest, if any, and if the rate is variable, the manner of calculation thereof, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and, in the case of Registered Securities the Regular Record Date for the determination of Holders of such Securities to whom interest is payable on any Interest Payment Date;

(6) the place or places (in addition to such place or places specified in this Indenture) where the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on Securities of the series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and, where applicable, the obligation of the Company to select the Securities to be redeemed;

(9) if other than U.S. Dollars, the currency or currencies, or units, including European Currency Units ("ECUs"), based on or related to currencies, in which the Securities of the series shall be denominated and in which payments of principal of, any premium on, interest on, if any, and any other amounts payable with respect to such Securities shall or may be payable;

(10) the denominations in which Securities of the series shall be issuable, if other than $1,000 or integral multiples thereof with respect to Registered and Unregistered Securities;

(11) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or which the Trustee shall be entitled to claim pursuant to Section 6.02;

(12) if other than Registered Securities: whether the Securities of the series will be issuable as Registered Securities or Unregistered Securities (with or without coupons), or both; any restrictions applicable to the offer, sale or delivery of Unregistered Securities; if other than as provided for in Section 2.05, the terms upon which Unregistered Securities of the series may be exchanged for Registered Securities of such series and vice versa; if other than as provided for in Section 2.05 and Section 2.06, the terms upon which Unregistered Securities shall be issued in definitive form; and, if other than as provided for in Section 4.02, the circumstances, if any, under which payment on any Unregistered Security or coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the Company outside the United States or by transfer to an account in, or by mail to an address in, the United States;

(13) whether and under what circumstances the Company will pay Additional Amounts on the Securities of the series held by a person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts;

(14) if either or both of Section 13.02 and Section 13.03 shall be inapplicable to the Securities of the series (provided that if no such inapplicability shall be specified, then both Section 13.02 and Section 13.03 shall be applicable to the Securities of the series); and

(15) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except (i) as to denomination and (ii) that Securities of any series may be issuable as either Registered Securities or Unregistered Securities and (iii) as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at the same time as or prior to the delivery of the Officers' Certificate of the Company setting forth the terms of the series.

Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates.

Section 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication shall be in the following form:

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated: ______________________	By: ________________________________________________ Authorized Officer

Section 2.03. Form, Execution, Authentication, Delivery and Dating of Securities. The Securities of each series and the coupons, if any, to be attached thereto, shall be in substantially the forms approved from time to time by or pursuant to a Board Resolution of the Company, or established in one or more indentures supplemental hereto, and shall be printed, lithographed, engraved or otherwise produced in such manner as the officers executing the same may determine, as evidenced by their execution of such Securities. Such Securities and the coupons, if any, to be attached thereto may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed, engraved or otherwise produced thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Each Security and coupon shall be executed on behalf of the Company by its Chairman or any Vice Chairman of the Board of Directors of the Company or by the President or any Executive Vice President or any Vice President and by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company, under its Corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

With respect to any Guarantee of the Securities, except as otherwise provided in Article Sixteen, a notation of the Guarantee of each Guarantor endorsed on such Securities shall be executed on behalf of such Guarantor by the Chairman of the Board of Directors of such Guarantor, or by the President or any Vice President or the Treasurer of such Guarantor or, for Aon Ireland, any director of Aon Ireland. The signature of any of those officers on such notation of Guarantee may be manual or facsimile.

Except as otherwise provided in Article Sixteen, each Security and coupon bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security, or the Security to which such coupon appertains. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and, in the case of Coupon Securities, having attached thereto appropriate coupons, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities or coupons of the series have been established in or pursuant to one or more Board Resolutions of the Company as permitted by this Section and Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be given, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate of the Company pursuant to Section 17.04 and an Opinion of Counsel stating:

(a) if the form of such Securities or coupons has been established by or pursuant to a Board Resolution of the Company as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been established by or pursuant to a Board Resolution of the Company as permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c) that each such Security and coupon, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such form or terms has been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Every Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.04. Denominations; Record Date. The Securities shall be issuable as Registered Securities or Unregistered Securities in such denominations as may be specified as contemplated in Section 2.01. In the absence of any such specification with respect to any series, such Securities shall be issuable as Registered Securities in the denominations contemplated by Section 2.01.

The term "record date" as used with respect to an Interest Payment Date (except a date for payment of defaulted interest) shall mean such day or days as shall be specified in the terms of the Registered Securities of any particular series as contemplated by Section 2.01; provided, however, that in the absence of any such provisions with respect to any series, such term shall mean (a) the last day of the calendar month next preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of a calendar month; or (b) the fifteenth day of a calendar month next preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month; provided, further, that if the day which would be the record date as provided herein shall be a day on which banking institutions in the City of Chicago or the City of New York are authorized by law or required by executive order to close, then it shall mean the next preceding day which shall not be a day on which such institutions are so authorized or required to close.

The person in whose name any Registered Security is registered at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable and Additional Amounts, if any, payable on such Interest Payment Date notwithstanding the cancellation of such Registered Security upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest and Additional Amounts, if any, due on such Interest Payment Date, such defaulted interest and Additional Amounts, if any, shall cease to be payable to the Holder on such Regular Record Date and may either be paid to the persons in whose names Outstanding Registered Securities are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Company to the Holders of Securities of the series in default not less than fifteen days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05. Exchange and Registration of Transfer of Securities. Registered Securities of any series may be exchanged for a like aggregate principal amount of Registered Securities of other authorized denominations of such series. Registered Securities to be exchanged shall be surrendered at the office or agency to be designated and maintained by the Company for such purpose in the City of Chicago or the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Registered Security or Registered Securities which the Holder making the exchange shall be entitled to receive.

If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.01, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series of any authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that are Coupon Securities, all unmatured coupons and all matured coupons in default thereto appertaining. At the option of the Holder thereof, if Unregistered Securities of any series are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.01, such Unregistered Securities may be exchanged for Unregistered Securities of such series of other authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02 or as specified pursuant to Section 2.01, with, in the case of Unregistered Securities that are Coupon Securities, all unmatured coupons and all matured coupons in default thereto appertaining. Unless otherwise specified pursuant to Section 2.01, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company (or its designated agent (the "Security Registrar")) shall keep, at such office or agency, a Security Register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register Securities and shall register the transfer of Registered Securities as in this Article Two provided. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Registered Security of a particular series at such office or agency, the Company shall execute and the Company or the Security Registrar shall register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of such series for an equal aggregate principal amount and stated maturity.

Unregistered Securities (except for any temporary bearer Securities) and coupons shall be transferable by delivery.

All Securities presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.01, any permanent global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified and as subject to the conditions contemplated by Section 2.01, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Securities shall be surrendered from time to time by the Common Depositary or the U.S. Depositary, as the case may be, and in accordance with instructions given to the Trustee and the Common Depositary or the U.S. Depositary, as the case may be, as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered permanent global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which shall be in the form of the Securities of such series; provided, however, that no such exchanges may occur during a period beginning at the opening of business fifteen days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Article Three and ending at the close of business on the day of such mailing. Promptly following any such exchange in part, such permanent global Security shall be returned by the Trustee to the Common Depositary or the U.S. Depositary, as the case may be, or such other Common Depositary or U.S. Depositary referred to above in accordance with the instructions of the Company referred to above. If a Security in the form specified for such series is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, such interest will not be payable on such Interest Payment Date in respect of such Security in the form specified for such series, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any exchange or registration of transfer of Registered Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to issue, exchange or register a transfer of (a) any Registered Securities of any series for a period of fifteen days next preceding any selection of such Registered Securities of such series to be redeemed, or (b) any Security of any such series selected for redemption in whole or in part except, in the case of any such series to be redeemed in part, the portion thereof not to be so redeemed.

Notwithstanding anything herein or in the terms of any series of Securities to the contrary, neither the Company nor the Trustee (which shall conclusively rely on an Officers' Certificate of the Company and an Opinion of Counsel provided to it as conclusive evidence of any such tax determination) shall be required to exchange any Unregistered Security for a Registered Security or vice versa if such exchange would result in adverse Federal income tax consequences to the Company (including the inability of the Company to deduct from its income, as computed for Federal income tax purposes, the interest payable on any Securities) under then applicable U.S. Federal income tax laws.

Section 2.06. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and upon Company Order the Trustee shall authenticate and deliver temporary Securities of such series (printed, lithographed, typewritten or otherwise produced). Temporary Securities of any series shall be issuable in any authorized denominations, and in the substantial form approved from time to time by or pursuant to a Board Resolution of the Company but with such omissions, insertions, substitutions and variations as may be appropriate for temporary Securities, all as may be determined by the officers executing such temporary Securities, such determination to be evidenced by such execution. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Except in the case of temporary Securities in global form (which, except as otherwise provided pursuant to Section 2.01, shall be exchanged in accordance with the provisions of Section 2.05), without unnecessary delay the Company shall execute and shall furnish definitive Securities of such series evidenced by the temporary Securities and thereupon any or all temporary Registered Securities of such series may be surrendered in exchange therefor without charge at the office or agency to be designated and maintained by the Company for such purpose in the City of Chicago or the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02 and in the case of Unregistered Securities at any agency maintained by the Company for such purpose as specified pursuant to Section 2.01, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series and stated maturity of authorized denominations and in the case of such Securities that are Coupon Securities, having attached thereto the appropriate coupons. Until so exchanged the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series. The provisions of this Section 2.06 are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.01.

If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein pursuant to Section 2.01, be delivered to the office of a depositary or common depositary (the "Common Depositary") for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Section 2.07. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security of any series or, in the case of a Coupon Security, any coupon appertaining thereto, shall become mutilated or be destroyed, lost or stolen, the Company in the case of a mutilated Security or coupon shall, and in the case of a lost, stolen or destroyed Security or coupon may, in its discretion, execute, and upon Company Order the Trustee shall authenticate and deliver, a new Security of the same series and stated maturity as the mutilated, destroyed, lost or stolen Security or, in the case of a Coupon Security, a new Coupon Security of the same series as the mutilated, destroyed, lost or stolen Coupon Security or, in the case of a coupon, a new Coupon Security of the same series as the Coupon Security to which such mutilated, destroyed, lost or stolen coupon appertains, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen or in exchange for the Coupon Security to which such mutilated, destroyed, lost or stolen coupon appertains, with all appurtenant coupons not destroyed, lost or stolen. In every case the applicant for a substituted Security or coupon shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or coupon, as the case may be, and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security or coupon, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith and in addition a further sum not exceeding ten dollars for each Security so issued in substitution. In case any Security or coupon which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as they may require to save each of them harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Security or coupon and of the ownership thereof.

Every substituted Security with, in the case of any such Security that is a Coupon Security, its coupons, issued pursuant to the provisions of this Section by virtue of the fact that any Security or coupon is destroyed, lost or stolen shall, with respect to such Security or coupon, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or coupon shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities, and the coupons appertaining thereto, duly issued hereunder.

All Securities and any coupons appertaining thereto shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and coupons appertaining thereto and shall, to the extent permitted by law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08. Securities in Global Form. If Securities of a series are issuable in global form, as specified as contemplated by Section 2.01, then, notwithstanding the provisions of Section 2.01, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.03 or Section 2.06. Subject to the provisions of Section 2.03 and, if applicable, Section 2.06, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person specified therein or in the applicable Company Order.

The provisions of Section 2.09 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby.

Notwithstanding the provisions of Section 2.04, unless otherwise specified as contemplated by Section 2.01, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person specified therein.

Notwithstanding the provisions of Section 8.03 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security.

Section 2.09. Cancellation. All Securities surrendered for payment, redemption, exchange, registration of transfer or for credit against any sinking fund payment, and all coupons surrendered for payment, as the case may be, shall, if surrendered to the Company or any agent of the Company or of the Trustee, be delivered to the Trustee and promptly cancelled by it or, if surrendered to the Trustee, be cancelled by it, and no Securities or coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities and coupons in its customary manner and, upon written request, deliver a certificate of such disposal to the Company or, if requested to do so by the Company, shall return such cancelled Securities and coupons to the Company.

Section 2.10. Computation of Interest. Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

ARTICLE THREE
REDEMPTION OF SECURITIES

Section 3.01. Redemption of Securities; Applicability of Article. Redemption of Securities of any series as permitted or required by the terms thereof shall be made in accordance with such terms and this Article Three; provided, however, that if any provision of any series of Securities shall conflict with any provision of this Article Three, the provision of such series of Securities shall govern.

Notice date for a redemption of Securities shall mean the date on which notice of such redemption is given in accordance with the provisions of Section 3.02 hereof.

Section 3.02. Notice of Redemption; Selection of Securities. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of a series of Securities pursuant to the terms and provisions applicable to such series, it shall fix a date for redemption and shall mail a notice of such redemption at least thirty and not more than ninety days prior to the date fixed for redemption to the Holders of the Securities and, in the case of Securities in global form, to the Common Depositary or the U.S. Depositary, as the case may be, of such series which are Registered Securities to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register. Such mailing shall be by prepaid first class mail. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder shall have received such notice. In any case, failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee as described in Section 5.04, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least thirty days and not more than ninety days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose). Notice of redemption to any other Holder of an Unregistered Security of such series shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York, once in each of two successive calendar weeks, the first publication to be not less than thirty nor more than ninety days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder shall have received such notice. In any case, failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Securities are to be redeemed, the Place of Payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Coupon Securities, of all coupons appertaining thereto maturing after the date fixed for redemption, that interest and Additional Amounts, if any, accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest, if any, thereon or on the portions thereof to be redeemed will cease to accrue. If less than all of the Securities of a series are to be redeemed, any notice of redemption published in an Authorized Newspaper shall specify the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued of the same series.

Prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit in trust with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to redeem on the redemption date all the Securities or portions of Securities so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. The Company will give the Trustee notice of each redemption at least forty-five days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee) as to the aggregate principal amount of Securities to be redeemed.

If less than all of the Securities of a series are to be redeemed, the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate, the numbers of the Securities to be redeemed in whole or in part; provided that in case the Securities of such series have different terms and maturities, the Securities to be redeemed shall be selected by the Trustee by a method the Trustee deems appropriate.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the Place of Payment stated in such notice at the applicable redemption price, together with interest, if any (and Additional Amounts, if any), accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest, if any, and Additional Amounts, if any, accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such Securities subject to redemption at said Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest, if any, and Additional Amounts, if any, accrued thereon to the date fixed for redemption. Interest, if any (and Additional Amounts, if any), maturing on or prior to the date fixed for redemption shall continue to be payable (but without interest thereon unless the Company shall default in payment thereof) in the case of Coupon Securities to the bearers of the coupons for such interest upon surrender thereof, and in the case of Registered Securities to the Holders thereof registered as such on the Security Register on the relevant record date subject to the terms and provisions of Section 2.04. At the option of the Company payment may be made by check, wire transfer or other electronic means to (or to the order of) the Holders of the Securities or other persons entitled thereto against presentation and surrender of such Securities.

If any Coupon Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security redeemed in part only (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series and stated maturity, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented.

ARTICLE FOUR
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal, Premium, Interest and Additional Amounts. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on each of the Securities at the place, at the respective times and in the manner provided in the terms of the Securities and in this Indenture. The interest on Coupon Securities (together with any Additional Amounts) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, on any temporary bearer Securities (together with any Additional Amounts) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest. The interest on Registered Securities (together with any Additional Amounts) shall be payable only to or upon the written order of the Holders thereof and at the option of the Company may be paid by wire transfer, other electronic means or mailing checks for such interest payable to or upon the order of such Holders at their last addresses as they appear on the Security Register for such Securities.

Section 4.02. Offices for Notices and Payments, etc. As long as any of the Securities of a series remain outstanding, the Company will designate and maintain, in the City of Chicago and the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities of such series may be presented for registration of transfer and for exchange as in this Indenture provided, an office or agency where notices and demands to or upon the Company in respect of the Securities of such series or of this Indenture may be served, and an office or agency where the Securities of such series may be presented for payment. The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency in the City of Chicago and the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the corporate trust office of the Trustee in the City of Chicago and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

If Unregistered Securities of any series are Outstanding, the Company will maintain or cause the Trustee to maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where such Unregistered Securities, and coupons, if any, appertaining thereto may be presented for payment. Except as provided pursuant to Section 2.01, no payment on any Unregistered Security or coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the Company within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States. Notwithstanding the foregoing, payments in U.S. Dollars with respect to Unregistered Securities of any series and coupons appertaining thereto which are payable in U.S. Dollars may be made at an agency of the Company maintained in the City of Chicago or the Borough of Manhattan, The City of New York if the full amount of such payment in U.S. Dollars at each agency maintained by the Company outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in each place of payment for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as the Security Registrar and as the office or agency of the Company, where the Securities may be presented for payment and, in the case of Registered Securities, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities of any series or of this Indenture may be served.

Section 4.03. Provisions as to Paying Agent. i) Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(1) that it will comply with the provisions of the Trust Indenture Act applicable to it as a paying agent,

(2) that it will hold sums held by it as such agent for the payment of the principal of (and premium, if any), interest, if any, or Additional Amounts, if any, on the Securities of such series in trust for the benefit of the Holders of the Securities of such series, or coupons appertaining thereto, as the case may be, entitled thereto and will notify the Trustee of the receipt of sums to be so held,

(3) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of (or premium, if any), interest, if any, or Additional Amounts, if any, on the Securities of such series when the same shall be due and payable, and

(4) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any), interest, if any, or Additional Amounts, if any, on the Securities of any series set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series entitled thereto a sum sufficient to pay such principal (and premium, if any), interest, if any, or Additional Amounts, if any, so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

(c) Whenever the Company shall have one or more paying agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any), interest, if any, or Additional Amounts, if any, on any Securities of that series, deposit with a paying agent a sum sufficient to pay such principal (and premium, if any), or interest, if any, or Additional Amounts, if any, so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities of such series entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(d) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 12.02 and 12.03.

Section 4.04. Statement by Officers as to Default. The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate of the Company, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it and, if the Company shall be in default, specifying all such defaults and the nature thereof of which they may have knowledge.

ARTICLE FIVE
SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Securityholder Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Securities of each series:

(a) semi-annually, not later than each Interest Payment Date (in the case of any series having semi-annual Interest Payment Dates) or not later than the dates determined pursuant to Section 2.01 (in the case of any series not having semi-annual Interest Payment Dates) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the Regular Record Date (or as of such other date as may be determined pursuant to Section 2.01 for such series) therefor, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company, and

(b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities of the particular series specified by the Trustee as of a date not more than fifteen days prior to the time such information is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar any such list shall exclude names and addresses received by the Trustee in its capacity as Security Registrar, and if and so long as all of the Securities of any series are Registered Securities, such list shall not be required to be furnished.

Section 5.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities contained in the most recent list furnished to it as provided in Section 5.01 or received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three or more Holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants' desire to communicate with other Holders of Securities of a particular series (in which case the applicants must hold Securities of such series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

(2) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of such series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holder with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

Section 5.03. Reports by the Company. The Company covenants:

(a) to file with the Trustee within thirty days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

(c) to transmit by mail to all the Holders of Securities of each series, as the names and addresses of such Holders appear on the Security Register, within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(d) If Unregistered Securities of any series are Outstanding, to file with the listing agent of the Company with respect to such series such documents and reports of the Company as may be required from time to time by the rules and regulations of any stock exchange on which such Unregistered Securities are listed.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 5.04. Reports by the Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15th following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders of Securities of a particular series, be filed by the Trustee with each stock exchange upon which the Securities of such series are listed with the Commission and with the Company. The Company agrees to notify the Trustee when and as the Securities of any series become listed or delisted on any stock exchange.

ARTICLE SIX
REMEDIES ON DEFAULT

Section 6.01. Events of Default. In case one or more of the following Events of Default with respect to a particular series of Securities shall have occurred and be continuing:

(a) default in the payment of the principal of (or premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest, if any, or in the payment of any Additional Amount upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture applicable to Securities of such series for a period of ninety days after the date on which written notice of such failure, specifying such failure and requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount of the Securities of such series at the time Outstanding; or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of ninety days; or

(e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(f) any other Event of Default provided with respect to Securities of such series;

then in each and every such case, unless the principal amount of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders of such Securities) may declare the principal amount of and accrued and unpaid interest, if any, on all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) of such series to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) shall become and shall be immediately due and payable, any provision of this Indenture or the Securities of such series contained to the contrary notwithstanding. The foregoing provisions, however, are subject to the conditions that if, at any time after the principal and accrued and unpaid interest, if any, of the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or the Guarantors shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, and all Additional Amounts, if any, due upon all the Securities of such series and the principal of (and premium, if any, on) all Securities of such series (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities), which shall have become due otherwise than by acceleration (with interest, if any, upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest and Additional Amounts, if any, at the same rate as the rate of interest specified in the Securities of such series, as the case may be (or, with respect to Original Issue Discount Securities at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration of such series, as the case may be), to the date of such payment or deposit), and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct, and any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal on Securities of that series that shall not have become due by their terms, shall have been remedied or waived, then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; provided no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders of Securities, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders of Securities, as the case may be, shall continue as though no such proceedings had been taken.

Section 6.02. Payment of Securities on Default; Suit Therefor. The Company covenants that (1) in case default shall be made in the payment of any installment of interest, if any, on any of the Securities of any series or any Additional Amounts in payable respect of any of the Securities of any series, as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities of any series, as and when the same shall have become due and payable, whether upon maturity of such series or upon redemption or upon declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such series, and the coupons, if any, appertaining to such Securities, the whole amount that then shall have become due and payable on all such Securities of such series and such coupons, for principal (and premium, if any) or interest, if any, or Additional Amounts, if any, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, if any, and Additional Amounts, if any, at the same rate as the rate of interest specified in the Securities of such series (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration); and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct.

In case the Company shall fail forthwith to pay such amounts upon such demand, and such amounts have not been paid by the Guarantors under their respective Guarantees, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company, the Guarantors or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company, the Guarantors or other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, any Guarantor or any other obligor upon Securities of any series under Title 11 of the U.S. Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company, any Guarantor or such other obligor, or in the case of any other judicial proceedings relative to the Company, any Guarantor or such other obligor, or to the creditors or property of the Company, such Guarantor or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise to the extent permitted by the court, to file and prove a claim or claims for the whole amount of principal (or, with respect to Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series), and premium, if any, interest, if any, and Additional Amounts, if any, owing and unpaid in respect of the Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct) and of the Holders of the Securities and coupons of such series allowed in any such judicial proceedings relative to the Company, any Guarantor or other obligor upon the Securities of such series, or to the creditors or property of the Company, such Guarantor or such other obligor, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders of such series and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of the Securities and coupons of such series to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders of such series, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or coupons appertaining to such Securities, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities or coupons appertaining thereto in respect of which such judgment has been recovered.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 6.02 shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, if any, upon presentation of the several Securities and coupons in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of reasonable costs and expenses applicable to such series of collection, reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct;

SECOND: In case the principal of the Securities in respect of which moneys have been collected shall not have become due, to the payment of interest, if any, and Additional Amounts, if any, on the Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest, if any, and Additional Amounts, if any, specified in the Securities of such series (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration), such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities in respect of which moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal (and premium, if any), interest, if any, and Additional Amounts, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, and Additional Amounts, if any, at the same rate as the rate of interest specified in the Securities of such series (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration); and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal (and premium, if any), interest, if any, and Additional Amounts, if any, without preference or priority of principal and premium, if any, over interest, if any, and Additional Amounts, if any, or of interest, if any, and Additional Amounts, if any, over principal and premium, if any, or of any other Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest, if any, and Additional Amounts, if any; and

FOURTH: Any remainder to the Company or as a court of competent jurisdiction may direct.

Section 6.04. Proceedings by Securityholders. No Holder of any Security of any series or of any coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities or coupons appertaining to such Securities shall have any right in any manner whatever by virtue of or by availing himself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities or coupons appertaining to such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities and coupons. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Security to receive payment of the principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on such Security or coupon, on or after the respective due dates expressed in such Security or coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. With respect to Original Issue Discount Securities, principal shall mean such amount as shall be due and payable be specified in the terms of such Securities.

Section 6.05. Remedies Cumulative and Continuing. All powers and remedies given by this Article Six to the Trustee or to the Holders of Securities or coupons shall, to the extent permitted by law, be deemed cumulative and not exclusive, of any thereof or of any other powers and remedies available to the Trustee or the Holders of Securities or coupons, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Securities or coupons to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

Section 6.06. Direction of Proceedings. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceedings so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or executive committee or a trust committee of directors or trustees and/or responsible officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

Section 6.07. Notice of Defaults. The Trustee shall, within ninety days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee (i) if any Unregistered Securities of that series are then Outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, (ii) if any Unregistered Securities of that series are then Outstanding, to all Holders thereof who have filed their names and addresses with the Trustee as described in Section 5.04 by mailing such notice to such Holders at such addresses and (iii) to all Holders of then Outstanding Registered Securities of that series, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term "defaults" for the purpose of this Section being hereby defined to be the events specified in Sections 6.01(a), (b), (c), (d) and (e) and any additional events specified in the terms of any series of Securities pursuant to Section 2.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in Section 6.0l(c) or in the terms of any Securities established pursuant to Section 2.01); and provided that, except in the case of default in the payment of the principal of or interest, if any, premium or Additional Amounts, if any, on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 6.08. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder of any series, or group of such Securityholders, holding in the aggregate more than ten percent in aggregate principal amount of any Securities of any series, or to any suit instituted by any Securityholders for the enforcement of the payment of the principal of (or premium, if any), interest, if any, or Additional Amounts, if any, on any Security on or after the due date expressed in such Security.

Section 6.09. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest on any Security of such series; or

(2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Securities of such series; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE SEVEN
CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, except during the continuance of an Event of Default of a particular series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to a particular series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to a particular series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(1) the duties and obligations of the Trustees with respect to such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Securities pursuant to Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman or any Vice Chairman of the Board of Directors of the Company or by the President or any Executive Vice President or any Vice President or the Treasurer of the Company and by the Secretary or any Assistant Secretary or, if the other signatory is other than the Treasurer, any Assistant Treasurer of the Company (unless other evidence in respect thereof be herein specifically prescribed); any Board Resolution of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company; any request, direction, order or demand of any Guarantor mentioned herein shall be sufficiently evidenced by an instrument signed in the name of such Guarantor by the Chairman or any Vice Chairman of the Board of Directors of such Guarantor or by the President or any Executive Vice President or any Vice President or the Treasurer of such Guarantor and by the Secretary or any Assistant Secretary or, if the other signatory is other than the Treasurer, any Assistant Treasurer of such Guarantor (unless other evidence in respect thereof be herein specifically prescribed) or, for Aon Ireland, any director of Aon Ireland; and any Board Resolution of any Guarantor may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of such Guarantor;

(c) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with such Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses, and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for any indirect or consequential (including, but not limited to, loss of profit) loss or damage, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company or any Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities, other than the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, provided that the Trustee shall not be relieved of its duty to authenticate Securities as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 7.04. Ownership of Securities or Coupons. The Trustee or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or coupons with the same rights it would have if it were not Trustee, or an agent of the Company or of the Trustee.

Section 7.05. Moneys to Be Held in Trust. Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman or any Vice Chairman of the Board of Directors of the Company or by the President or any Executive Vice President or any Vice President or the Treasurer or any Assistant Treasurer of the Company.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation, and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its own negligence or willful misconduct. The Company and each Guarantor, jointly and severally also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.

Section 7.07. Officers' Certificate as Evidence. Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate of the Company of a Guarantor, as applicable, delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Conflicting Interest of Trustee.

(a) If the Trustee has or shall acquire any conflicting interest, as defined in the Trust Indenture Act of 1939, it shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act of 1939.

(b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within ten days after the expiration of such ninety-day period, transmit notice of such failure to all Securityholders of the series affected by the conflicting interest as the names and addresses of such Holders appear on the Security Register.

Section 7.09. Eligibility of Trustee. There shall at all times be a trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, and (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and (c) shall have at all times a combined capital and surplus of not less than fifty million dollars. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10. Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may, upon sixty days' written notice to the Company, at any time resign with respect to one or more or all series by giving written notice of resignation to the Company, and (i) if any Unregistered Securities of a series affected are then outstanding, by giving notice of such resignation to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, (ii) if any Unregistered Securities of a series affected are then outstanding, by mailing notice of such resignation to the Holders thereof who have filed their names and addresses with the Trustee as described in Section 5.04 at such addresses as were so furnished to the Trustee and (iii) by mailing notice of such resignation to the Holders of then outstanding Registered Securities of each series affected at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(3) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Securityholder of such series who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series by so notifying the Trustee and the Company and appoint a successor trustee with respect to the Securities of such series with the consent of the Company.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company, each Guarantor and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company, any Guarantor or the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall assign, transfer and deliver to such successor or trustee all property and money held by such trustee so ceasing to act. Upon request of any such successor trustee, the Company and each Guarantor shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, each Guarantor and the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall give notice of the succession of such trustee hereunder (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, (b) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 5.04, by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Company for such purpose) and (c) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so given at the expense of the Company.

Section 7.12. Successor by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.13. Limitations on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company or any Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Company or such Guarantor (or any such other obligor).

ARTICLE EIGHT
CONCERNING THE SECURITYHOLDERS

Section 8.01. Action by Securityholders. Whenever in this Indenture it is provided that the Holders of a specified aggregate principal amount of the Outstanding Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified amount have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

In determining whether the Holders of a specified aggregate principal amount of the Outstanding Securities have taken any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such action is evidenced to the Trustee.

Section 8.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Securityholder or its agent or proxy shall be sufficient if made in the following manner:

(a) In the case of Holders of Unregistered Securities, the fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of a Security of any series, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Securities of one or more series specified therein. The holding by the person named in any such certificate of any Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, or (2) the Security of such series specified in such certificate shall be produced by some other person, or (3) the Security of such series specified in such certificates shall have ceased to be outstanding. Subject to Sections 7.01, 7.02 and 9.05, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

(b) In the case of Registered Securities, the ownership of such Securities shall be proved by the Security Register or by a certificate of the Security Registrar.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Guarantors, the Trustee, any paying agent, any transfer agent and any Security Registrar may treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Company, the Guarantors, the Trustee, any paying agent, any transfer agent nor any Security Registrar shall be affected by any notice to the contrary. The Company, the Guarantors, the Trustee, any paying agent, any transfer agent and any Security Registrar may, subject to Section 2.04, treat the person in whose name a Registered Security shall be registered upon the Security Register as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Company, the Guarantors, the Trustee, any paying agent, any transfer agent nor any Security Registrar shall be affected by any notice to the contrary.

Section 8.04. Company-Owned Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Securities which are owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect control with the Company, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities which the Trustee knows are so owned shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgor's right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05. Revocation of consents; Future Securityholders Bound. At any time prior to the taking of any action by the Holders of the aggregate principal amount of the Outstanding Securities specified in this Indenture in connection with such action, any Holder of a Security the identifying number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security issued in exchange or substitution therefor irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities of each series intended to be affected thereby.

ARTICLE NINE
SECURITYHOLDERS' MEETINGS

Section 9.01. Purposes of Meetings. A meeting of Securityholders of any series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by Security-holders pursuant to any of the provisions of Article Six;

(2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of such series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of Securities of any series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of the Holders of Securities of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given (i) if any Unregistered Securities of such series are then Outstanding, to all Holders thereof, by publication at least twice in an Authorized Newspaper in the Borough of Manhattan, The City of New York prior to the date fixed for the meeting, the first publication, in each case, to be not less than twenty nor more than one hundred eighty days prior to the date fixed for the meeting and the last publication to be not more than five days prior to the date fixed for the meeting, (ii) if any Unregistered Securities of such series are then Outstanding, to all Holders thereof who have filed their names and addresses with the Trustee as described in Section 5.04, by mailing such notice to such Holders at such addresses, not less than twenty nor more than one hundred eighty days prior to the date fixed for the meeting and (iii) to all Holders of then Outstanding Registered Securities of such series, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register, not less than twenty nor more than one hundred eighty days prior to the date fixed for the meeting. Failure of any Holder or Holders to receive such notice or any defect therein shall in no case affect the validity of any action taken at such meeting. Any meeting of Holders of Securities of any series shall be valid without notice if the Holders of all Securities of such series Outstanding, the Company and the Trustee are present in person or by proxy or shall have waived notice thereof before or after the meeting.

            Section 9.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a Board Resolution of the Company, or the Holders of at least ten percent in aggregate principal amount of the Securities of any series, as the case may be, then Outstanding, shall have requested the Trustee to call a meeting of Securityholders of Securities of such series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or published as provided in Section 9.02, the notice of such meeting within thirty days after receipt of such request, then the Company or the Holders of Securities of such series in the amount above specified may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing or publishing notice thereof as provided in Section 9.02.

Section 9.04. Qualification for Voting. To be entitled to vote at any meeting of Securityholders a person shall be a Holder of one or more Securities of the series with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a Holder. The only persons who shall be entitled to be present or to speak at any meeting of the Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.01 and 8.04, at any meeting of Securityholders of any series, each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount at maturity of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting not to be Outstanding. The chairman of the meeting shall have no right to vote except as a Securityholder or proxy. Any meeting of Securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the Securityholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TEN
SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures without Consent of Securityholders. The Company, when authorized by a Board Resolution of the Company, each Guarantor, when authorized by a Board Resolution of such Guarantor, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company or a Guarantor, or successive successions, and the assumption by any successor corporation of the covenants, agreements and obligations of the Company or such Guarantor, pursuant to Article Eleven hereof;

(b) to add to the covenants of the Company or a Guarantor for the Holders of all or any series of Securities, or the coupons appertaining to such Securities, to add any additional Events of Default with respect to all or any series of Securities, or the coupons appertaining to such Securities, or to surrender any right or power conferred upon the Company or a Guarantor;

(c) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of global Securities or Securities of any series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, and to provide for exchangeability of such Securities with Registered Securities issued hereunder and to make all appropriate changes for such purpose, and to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of uncertificated Securities of any series;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture or in the terms of any series of Securities which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or in the terms of any series of Securities; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture or in the terms of any series of Securities as shall not adversely affect the interests of the Holders of any series of Securities or any coupons appertaining to such Securities in any material respect;

(e) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11;

(f) to establish the form or terms of Securities of any series as permitted by Sections 2.03 and 2.01; and

(g) to provide for the terms and conditions of conversion into Common Stock of the Securities of any series which are convertible into Common Stock, if different from those set forth in Article Fourteen.

The Trustee is hereby authorized to join with the Company and each of the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company, each Guarantor and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company, when authorized by a Board Resolution of the Company, each Guarantor when authorized by a Board Resolution of such Guarantor, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series or any coupons appertaining to such Securities; provided, however, that, without the consent of the Holder of each Outstanding Security affected thereby, no such supplemental indenture shall:

(a) extend the stated maturity of any Securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of any interest or Additional Amounts thereon or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or interest, premium or Additional Amounts on any Security payable in any coin or currency other than that provided in such Security,

(b) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor),

(c) reduce the aforesaid percentage in principal amount of Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required pursuant to Section 6.01 to waive defaults, or

(d) modify any of the provisions of this Section or Section 6.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.11 and 10.01(e).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Company and each Guarantor, if applicable, accompanied by a copy of the Board Resolution of the Company and Board Resolution of each Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution and delivery by the Company, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice of such supplemental indenture (i) to the Holders of then Outstanding Registered Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security Register, (ii) if any Unregistered Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee as described in Section 5.04, by mailing a notice thereof by first-class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Unregistered Securities of a series affected thereby are then Outstanding, to all Holders thereof, by publication of a notice thereof at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Company or the Guarantors to mail or publish such notice, or any defect therein, shall not, however in any way impair or affect the validity of any such supplemental indenture.

Section 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be given an Opinion of Counsel, Officers' Certificate of the Company, and Officers' Certificates of the Guarantors stating that the execution of such supplemental indenture is authorized or permitted by this Indenture as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

Section 10.04. Notation on Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provision of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the Securityholders, in exchange for the Securities of such series then Outstanding.

ARTICLE ELEVEN
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 11.01. Company and Guarantors May Consolidate, etc., Only on Certain Terms. So long as any Securities shall be Outstanding, neither the Company nor any Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(a) the Person formed by such consolidation or into which the Company or such Guarantor, as applicable, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or such Guarantor, as applicable, substantially as an entirety shall be, in the case of the Company, a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia or, in the case of a Guarantor, a corporation, company, partnership or trust, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company, the due and punctual payment of the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed or, in the case of a Guarantor, the due and punctual payment of all payment obligations under such Guarantor's Guarantee and the performance of every other covenant of this Indenture on the part of such Guarantor to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(c) if, as a result of any such consolidation or merger with respect to the Company or conveyance, transfer or lease, properties or assets of the Company, the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance of any nature which would not be permitted by this Indenture, the Company or such successor corporation or such person, firm or corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities (together with, if the Company so determines, any other indebtedness for money borrowed of the Company then existing or thereafter created which is not subordinate to the Securities) equally and ratably with (or, at the option of the Company, prior to) all indebtedness secured thereby; and

(d) the Company has delivered to the Trustee an Officers' Certificate of the Company or such Guarantor has delivered to the Trustee an Officers' Certificate of such Guarantor, as applicable, and, in each case, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eleven and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 11.02. Successor Corporation Substituted. So long as any Securities shall be outstanding, upon any consolidation or any conveyance, transfer or lease of the properties and assets of the Company or any Guarantor, substantially as an entirety in accordance with Section 11.01, the successor corporation formed by such consolidation or into which the Company or such Guarantor, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as applicable, under this Indenture with the same effect as if such successor corporation had been named as the Company or a Guarantor, as applicable, herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and, in the case of the Company, the Securities and any coupons.

ARTICLE TWELVE
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 12.01. Discharge of Indenture. This Indenture shall upon Company Order cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(a)

(1) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 12.04) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable, or

(B) will become due and payable at their stated maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), interest, if any, and Additional Amounts (if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or date of redemption, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 13.02, the obligations of the Trustee under Section 6.03 and Section 12.04 shall survive. After any such deposit, the Trustee shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities of such series and this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

Section 12.02. Deposited Moneys to Be Held in Trust by Trustee. Subject to Section 12.04, all moneys deposited with the Trustee pursuant to this Indenture shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Securities and of any coupons appertaining to such Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any), interest, if any, and Additional Amounts, if any.

Section 12.03. Paying Agent to Repay Moneys Held. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 12.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on any Security and not applied but remaining unclaimed for three years after the date upon which such principal (and premium, if any), interest, if any, and Additional Amounts, if any, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand, and the Holder of such Security or any coupon appertaining to such Security shall thereafter look only to the Company for any payment as unsecured general creditors unless an abandoned property law designates another Person and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of Unregistered Securities of any series, may at the expense of the Company cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York, notice that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

ARTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01. Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance. Unless pursuant to Section 2.01 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 13.02 or (b) covenant defeasance of the Securities of a series under Section 13.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Thirteen, shall be applicable to the Securities of such series, and the Company may at its option by a Board Resolution of the Company, at any time, with respect to the Securities of such series, elect to have either Section 13.02 (unless inapplicable) or Section 13.03 (unless inapplicable) be applied to the Outstanding Securities of such series upon compliance with the applicable conditions set forth below in this Article Thirteen.

Section 13.02. Defeasance and Discharge. Upon the Company's exercise of the option provided in Section 13.01 to defease the Outstanding Securities of a particular series, the Company and the Guarantors shall be discharged from their obligations with respect to the Outstanding Securities of such series on the date the applicable conditions set forth in Section 13.04 are satisfied (hereinafter, "defeasance"). Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and, together with the Guarantors, have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same); provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund provided for in Section 13.04, payments in respect of the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 4.02 and 12.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option with respect to defeasance under this Section 13.02 notwithstanding the prior exercise of its option with respect to covenant defeasance under Section 13.03 in regard to the Securities of such series.

Section 13.03. Covenant Defeasance. Upon the Company's exercise of the option provided in Section 13.01 to obtain a covenant defeasance with respect to the Outstanding Securities of a particular series, the Company and the Guarantors shall be released from their obligations under this Indenture (except any obligations under Sections 2.05, 2.06, 2.07, 4.01, 4.02, 4.04, 6.02, 7.06 and 7.10) with respect to the Outstanding Securities of such series on and after the date the applicable conditions set forth in Section 13.04 are satisfied (hereinafter, "covenant defeasance"). Covenant defeasance shall mean that, with respect to the Outstanding Securities of such series, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in this Indenture (except any obligations under Sections 2.05, 2.06, 2.07, 4.01, 4.02, 4.04, 6.02, 7.06 and 7.10), whether directly or indirectly by reason of any reference elsewhere herein in any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 6.01(c) with respect to Outstanding Securities of such series, and the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

Section 13.04. Conditions to Defeasance or Covenant Defeasance. The following shall be conditions to defeasance under Section 13.02 and covenant defeasance under Section 13.03 with respect to the Outstanding Securities of a particular series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or (ii) Governmental Obligations which through the schedule payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (A) the principal of (and premium, if any, on), each installment of principal of (and premium, if any), interest (if any) and all Additional Amounts due (if any) on the Outstanding Securities of such series on the stated maturity of such principal or installment of principal, interest or Additional Amount and (B) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with terms of this Indenture and of such Securities. For this purpose, "Government Obligations" means securities that are (I) direct obligations of the government which issued the currency in which the Securities of such series are denominated for the payment of which its full faith and credit is pledged or (II) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

(b) No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as subsections 6.01(d) and (e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(d) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any national securities exchange registered under the Exchange Act, as amended, to be delisted.

(e) In the case of an election with respect to Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a private letter ruling pertaining to this transaction or a comparable form of transaction, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law (including, but not limited to, a change in the Internal Revenue Code, proposed, temporary or final Treasury regulations, Revenue Rulings, Revenue Procedures, Internal Revenue Service Notices, Announcements, and other public announcements), in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(f) In the case of an election with respect to Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(g) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(h) The Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

Section 13.05. Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 12.04, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee - collectively for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of the Outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any), interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company request any money or Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or Government Obligations were deposited.

ARTICLE FOURTEEN
CONVERSION

Section 14.01. Conversion Privilege. If so provided in a Board Resolution with respect to the Securities of any series, the Holder of a Security of such series shall have the right, at such Holder's option, to convert, in accordance with the terms of such series of Securities and this Article Fourteen, all or any part (in a denomination of, unless otherwise specified in a Board Resolution or supplemental indenture with respect to Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Security into shares of Common Stock or, as to any Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the Company shall default in the payment of the redemption price, in which case such right shall not terminate at such time and date). The provisions of this Article Fourteen shall not be applicable to the Securities of a series unless otherwise specified in a Board Resolution with respect to the Securities of such series.

Section 14.02. Conversion Procedure; Conversion Price; Fractional Shares.

(a) Each Security to which this Article Fourteen is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in a Board Resolution with respect to the Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Securities will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Security except as described in Section 14.09. The Company may, but shall not be required, in connection with any conversion of Securities, to issue a fraction of a share of Common Stock and, if the Company shall determine not to issue any such fraction, the Company shall, subject to Section 14.03(d), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

(b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall surrender such Security duly endorsed to the Company or in blank, at the office of the Conversion Agent or at such other place or places, if any, specified in a Board Resolution with respect to the Securities of such series, and shall give written notice to the Company at said office or place that he elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued; provided, however, that no Security or portion thereof shall be accepted for conversion unless the principal amount of such Security or such portion, when added to the principal amount of all other Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which he would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 14.08), a new Security or securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

Section 14.03. Adjustment of Conversion Price for Common Stock. The Conversion Price with respect to any Security which is convertible into Common Stock shall be adjusted from time to time as follows:

(a) In case the Company shall, at any time or from time to time while any of such securities are outstanding, (i) pay a dividend in shares of its Common Stock to holders of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) make a distribution in shares of Common Stock to holders of Common Stock, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Securities, upon conversion thereof into Common Stock immediately following such event, shall be entitled to receive the kind and amount of shares of capital stock of the Company which they would have owned or been entitled to receive upon or by reason of such event if such Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 14.03(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision or combination. For the purposes of this Section 14.03(a), each Holder of Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or distribution (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or distribution is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or distribution for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

(b) In case the Company shall, at any time or from time to time while any of such Securities are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such securities into Common Stock) would purchase at such Current Market Price of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(c) In case the Company shall, at any time or from time to time while any of such Securities are outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors of the Company, (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 14.03(a) or (iii) rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 14.03(b)), then in each such case the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock (provided that such denominator shall never be less than 1.0); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder of Securities would otherwise be entitled to receive such rights upon conversion at any time of such Securities into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this section as a dividend on the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(d) The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 14.03(a), 14.03(b) and 14.03(c), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for U.S. Federal income tax purposes.

(e) In any case in which this Section 14.03 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 14.05) issuing to the Holder of any Securities converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f) All calculations under this Section 14.03 shall be made to the nearest cent or one-hundredth of a share or security, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 14.03, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 14.03 shall be made successively whenever an event requiring such an adjustment occurs.

(g) In the event that at any time, as a result of an adjustment made pursuant to this Section 14.03, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as to practicable the provisions with respect to Common Stock contained in subparagraphs (a) through (f) of this Section 14.03, and the provision of Sections 14.01, 14.02 and 14.04 through 14.09 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors of the Company as to any such adjustment shall be conclusive.

(h) No adjustment shall be made pursuant to this Section (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) subject to 14.03(e) hereof, with respect to any Security that is converted prior to the time such adjustment otherwise would be made.

Section 14.04. Consolidation or Merger of the Company. In case of either (a) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the company is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person, then each Security then outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Fourteen (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Company shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 14.04. The provisions of this Section 14.04 shall apply similarly to successive consolidations, mergers, sales or conveyances.

Section 14.05. Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to a series of Securities is required:

(a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and

(b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed, first class postage prepaid, by the Company to the Holders of record of such Outstanding Securities.

Section 14.06. Notice in Certain Events. In case:

(a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(c) of any action triggering an adjustment of the Conversion Price pursuant to this Article Fourteen;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent for the applicable Securities, and shall cause to be mailed, first class postage prepaid, to the Holders of record of applicable securities, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article Fourteen, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article Fourteen is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section.

Section 14.07. Company to Reserve Stock; Registration; Listing.

(a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all applicable outstanding securities into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be hold by a single holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all securities.

(b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 14.08. Taxes on Conversion. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 14.09. Conversion After Record Date. If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Securities called for redemption on a redemption date between such record date and Interest Payment Date), the Holder of such Securities at the close of business on such record date shall be entitled to receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the securities being surrendered for conversion. Except as provided in this Section 14.09, no adjustments in respect of payments of interest on securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

Section 14.10. Corporate Action Regarding Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Securities, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

Section 14.11. Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to this Article Fourteen is conclusive.

Section 14.12. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article Fourteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under this Article Fourteen need be entered into or whether the provisions of any supplemental indenture are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article Fourteen. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

ARTICLE FIFTEEN
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 15.01. Indenture and Securities Solely Corporate Obligations. No recourse under or upon any obligations covenant or agreement contained in this Indenture, or in any covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future incorporator, stockholder, officer or director, as such, of the Company, the Guarantors or any successor corporation to either of them, either directly or through the Company, the Guarantors or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities and coupons.

ARTICLE SIXTEEN
GUARANTEES

Section 16.01. Guarantee. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally, to and for the benefit of (a) each Holder the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company under this Indenture or otherwise with respect to the Securities registered in such Holder's name or which such Holder holds in bearer form, and (b) the Trustee and its successors and assigns the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company under this Indenture to the Trustee (each, a "Guaranteed Obligation" and, collectively, "Guaranteed Obligations"), in the case of both clause (a) and clause (b), at their stated due dates or when otherwise due in accordance with the terms thereof. Each Guarantor agrees that any interest on Guaranteed Obligations which accrues after the commencement of any such proceeding (or which would have accrued had such proceeding not been commenced) shall constitute Guaranteed Obligations.

Each Guarantor hereby agrees that its guarantee set forth in this Section 16.01 (the "Guarantee") is a guarantee of the due and punctual payment (and not merely of collection) of Guaranteed Obligations, and shall be full, absolute and unconditional, irrespective of, and shall not be affected by, any invalidity, irregularity or enforceability of this Indenture or any Security, any failure to enforce the provisions of this Indenture or any Security, any waiver, modification or consent granted to the Company with respect thereto, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

Each Guarantor waives, to the fullest extent permitted by law, all notices of acceptance of its Guarantee or of the creation, renewal, extension, modification, acceleration, compromise or release of any Security or any obligation under this Indenture, and no such creation, renewal, extension, modification, acceleration, compromise or release of any Security or any obligation under this Indenture shall impair or diminish such Guarantor's obligations under the Guarantee.

Each Guarantor waives, to the fullest extent permitted by law, any requirement that a Holder or the Trustee, in the event of a default in the paying of any Guaranteed Obligation by the Company, first make demand upon or seek to enforce remedies against the Company or first realize upon the collateral, if any, available to such Holder or the Trustee before demanding payment under or seeking to enforce the Guarantee of such Guarantor.

Each Guarantor hereby waives, to the fullest extent permitted by law, in favor of the Holders and the Trustee, any and all of its rights, protections, privileges and defenses provided by applicable law to a guarantor and waives any right of set-off which such Guarantor may have against any Holder or the Trustee with respect to any Guaranteed Obligations which are or may become payable by such Guarantor to such Holder or the Trustee, as the case may be.

Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, notice of acceptance, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company or any other person, protest, notice of dishonor or non-payment to or on such Guarantor or the Company, notice of any other default, breach or nonperformance of any agreement, covenant or obligation of the Company under this Indenture or any Security, and all notices and demands whatsoever with respect to this Indenture, Securities or any indebtedness evidenced thereby.

Each Guarantee is a continuing guarantee and nothing save payment in full of each Guaranteed Obligation shall discharge a Guarantor of its obligations under its Guarantee in respect of such Guaranteed Obligation.

The Guarantees shall continue to be effective or to be reinstated, as the case may be, if at any time any Guaranteed Obligation, in whole or in part, is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

The obligations of each Guarantor under its Guarantee shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or by any defense which the Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. No delay or omission by any Holder or the Trustee to exercise any right under the Guarantees shall impair any such right, nor shall it be construed to be a waiver thereof.

Notwithstanding anything to the contrary in this Indenture, a Board Resolution of the Company, or one or more supplemental indentures supplemental hereto, providing for the issuance of a series of Securities pursuant to Section 2.01 may provide that any one or more, or all, of the Guarantors guarantee such series of Securities as provided in this Article Sixteen.

Section 16.02. Subrogation. Each Guarantor shall be subrogated to all rights of each Holder and the Trustee against the Company in respect of any amounts paid to such Holder or the Trustee, as the case may be, by such Guarantor pursuant to the provisions of the Guarantee; provided, however, that no Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation with respect to Guaranteed Obligations relating to Securities of the same series and like tenor until all such Guaranteed Obligations that are due and payable have been paid in full.

Section 16.03. Notation of Guarantee. To further evidence the Guarantee set forth in this Article Sixteen, except as provided below, each Guarantor hereby agrees that a notation of such Guarantee in the form set forth in Annex A hereto shall be endorsed on each Security to which the Guarantee applies and shall be executed on behalf of each Guarantor pursuant to Section 2.03.

Each Guarantor hereby agrees that its Guarantee set forth in this Article Sixteen shall remain in full force and effect notwithstanding any failure to endorse on each Security to which it applies a notation of such Guarantee. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due and valid delivery of any Guarantee designated with respect to the Securities pursuant to Section 2.01 on behalf of the Guarantors with respect to such Guarantee.

Notwithstanding anything in this Indenture to the contrary, each of Aon Ireland and AGH may, but shall have no obligation to, execute a notation of its Guarantee with respect to any Securities issued pursuant to the Original Indenture. Such Guarantee of each of Aon Ireland and AGH shall be sufficiently evidenced by its execution of this Indenture and, as provided in the second paragraph of this Section 16.03, such Guarantee shall remain in full force and effect notwithstanding no notation of such Guarantee is affixed to any such Securities.

Section 16.04. Irish Guarantee Limitation. A Guarantee shall not apply to the extent it would result in such Guarantee constituting unlawful financial assistance with the meaning of Section 82 of the Irish Companies Act or constitute a breach of Section 239 of the Irish Companies Act.

ARTICLE SEVENTEEN
MISCELLANEOUS PROVISIONS

Section 17.01. Benefits of Indenture Restricted to Parties and Securityholders. Nothing in this Indenture or in the Securities or coupons, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities or coupons, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities or coupons.

Section 17.02. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

            Section 17.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company or a Guarantor may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows: if to the Company, Aon UK, Aon Ireland or AGH: c/o Aon Corporation, 200 East Randolph Street, Chicago, Illinois 60601, Attention: Treasurer. Any notice, direction, request or demand by the Company or the Guarantors, or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at its Corporate Trust Department, 2 N. LaSalle Street, 7th Floor, Chicago, Illinois 60602, or at any other address previously furnished in writing to the Company by the Trustee.

Section 17.04. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company or any Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or such Guarantor, as applicable, shall furnish to the Trustee an Officers' Certificate of the Company or of such Guarantor, as applicable, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 17.05. Legal Holidays. In any case where the date of maturity of any interest, premium or Additional Amounts on or principal of the Securities or the date fixed for redemption of any Securities shall not be a Business Day in a city where payment thereof is to be made, then payment of any interest, premium or Additional Amounts on, or principal of, such Securities need not be made on such date in such city but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 17.06. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

Section 17.07. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 17.08. New York Contract. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Section 17.09. Separability. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 17.10. Assignment. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

Section 17.11. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances.

Section 17.13. Tax Withholding.  In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (as used in this Section 17.13, "Applicable Law") that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested in writing and in the Company's possession (or, to the extent not in the Company's possession, can be obtained through commercially reasonable efforts of the Company) so the Trustee can determine whether it has tax related obligations under Applicable Law, except to the extent that providing such information to the Trustee would result in a violation of any applicable law, rule or regulation (inclusive of directives, guidelines and interpretations promulgated by competent authorities) or would require the consent, authorization, approval or waiver of a Person who is not a party to this Indenture or an affiliate of a party to this Indenture and such consent, authorization, approval or waiver cannot be obtained through commercially reasonable efforts of the Company, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability.  The terms of this Section shall survive the termination of this Indenture.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties has caused this Second Amended and Restated Indenture to be duly signed, all as of the day and year first above written.

Aon Corporation, a corporation duly organized and existing under the laws of the State of Delaware

By:	/s/ Molly Johnson
Name: Molly Johnson
Title: Vice President and Secretary

Aon plc, a public limited company duly organized and existing under the laws of Ireland

By:	/s/ Molly Johnson
Name: Molly Johnson
Title: Assistant Secretary

Aon plc, a public limited company duly organized and existing under the laws of England and Wales

By:	/s/ Molly Johnson
Name: Molly Johnson
Title: Assistant Secretary

Aon Global Holdings Limited, a limited company duly organized and existing under the laws of England and Wales

By:	/s/ Domingo Garcia
Name: Domingo Garcia
Title: Director

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Bruce C. Boyd
Name: Bruce C. Boyd
Title: Vice President

[Signature Page to Second Amended and Restated Indenture]

Annex A

NOTATION OF GUARANTEE

For value received, [each of] the undersigned Guarantor[s] (which term includes any successor Person[s] under the Indenture), subject to the provisions in the Indenture and the terms of the Securities of this series, has fully, unconditionally and irrevocably guaranteed to and for the benefit of each Holder and the Trustee the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company under the Indenture or otherwise with respect to the Securities of this series registered in such Holder's name, at their stated due dates or when otherwise due in accordance with the terms thereof.  The obligations of [each of] the Guarantor[s] to the Holders of Securities and to the Trustee pursuant to the Guarantee under the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

[Guarantor[s]]

By:
Name:
Title:

A-1